Exhibit 31.3
CERTIFICATION
I, Yogesh Gupta, certify that:
1. I have reviewed this Annual Report on Form 10-K/A of Progress Software Corporation;
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: March 30, 2022

By: /s/ Yogesh Gupta
    Yogesh Gupta
    President and Chief Executive Officer
    (Principal Executive Officer)